Exhibit 99 (d)
CONTACT: Delphi — Media Contacts
Claudia Baucus — 248-813-2942
Lindsey Williams — 248-813-2528
Brad Jackson — 248-813-6873
Delphi Corporation Files Voluntary Chapter 11 Business
Reorganization Cases to Execute Transformation Plan
And Address Legacy Issues and High-Cost Structure in the U.S.
Non-U.S. Subsidiaries Are Not Included in U.S. Filing and
Are Not Subject to Court Supervision or Chapter 11 Process
Existing Global Management Team
to Continue to Operate U.S. Businesses as Debtors-in-Possession
and Non-U.S. Subsidiaries in the Ordinary Course of Business
Global Operations and Shipments to Customers
Expected to Continue Without Interruption
Aggregate USD $4.5 Billion Financing Includes Commitment for
USD $2 Billion in Debtor-in-Possession Financing and
Adequate Protection Package for USD $2.5 Billion Prepetition Facilities
DIP Financing and Cash on Hand of USD $1.6 Billion
Available to Support Delphi’s Worldwide Operations
     TROY, Mich. — October 8, 2005 — Delphi Corporation (NYSE:DPH) today announced that in order to preserve the value of the company and complete its transformation plan designed to resolve Delphi’s existing legacy issues and the resulting high cost of U.S. operations, Delphi and 38 of its domestic U.S. subsidiaries filed voluntary petitions for business reorganization under chapter 11 of the U.S. Bankruptcy Code on Saturday in New York City. Delphi’s non-U.S. subsidiaries were not included in the filing, will continue their business operations without supervision from the U.S. courts and will not be subject to the chapter 11 requirements of the U.S. Bankruptcy Code. Delphi’s global management team will continue to manage both the U.S. and global businesses. Delphi expects to complete its U.S.-based restructuring and emerge from chapter 11 business reorganization in early to mid-2007.
     “Our global operations, both U.S. and non-U.S., will continue without interruption,” said Robert S. “Steve” Miller, Delphi’s chairman and CEO. “Our customers all over the world can be assured that we will continue to meet their scheduling, delivery and production needs in a timely manner. Throughout this reorganization of our U.S. businesses and beyond, we will be intensely focused on continuing to provide all of our customers with leading-edge technology, product development, superior engineering, outstanding quality products and services, and world-class customer support.”
     Delphi plans to finance its global operations going forward with USD $4.5 billion in debt facilities plus additional committed and uncommitted financing lines and/or securitization facilities in Asia, Europe and the Americas. The financing includes USD $2.5 billion borrowed from prepetition revolver and term loan facilities and a commitment for up to USD $2 billion in senior secured debtor-in-possession (DIP) financing from a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The company plans to obtain approval of an adequate protection package for the benefit of its prepetition lenders as part of the Company’s overall financing activities.
     The proceeds of the DIP financing together with cash generated from daily operations and cash on hand will be used to fund post-petition operating expenses, including its supplier obligations and employee wages, salaries and benefits. The overall liquidity available to Delphi (including more than USD $1 billion on hand outside the U.S., which Delphi does not plan to repatriate to fund U.S. operations) will support its global operations outside the U.S. and help ensure the continued adequacy of working capital throughout its global business units.
     “We took this action because we are determined to achieve competitiveness for Delphi’s core U.S. operations, and the key to accomplishing that goal is reducing these costs as soon as possible,” said Miller. “We simply cannot afford to continue to be encumbered by high legacy issues and burdensome restrictions under current labor agreements that impair our ability to compete. We must also realign our global product portfolio and manufacturing footprint to preserve our core businesses. This will require a substantial segment of our U.S. manufacturing operations to be divested, consolidated or wound-down through the chapter 11 process. We believe the chapter 11 process will provide the flexibility to address our legacy issues and allow us to take advantage of the fundamental strength of our businesses.”
     Miller said that Delphi has been engaged in constructive discussions with representatives of its major unions, but was unable to complete the necessary modifications to its collective bargaining agreements without assistance from General Motors Corporation or intervention of the U.S. courts. “Having been unable to resolve our U.S. legacy issues out of court,” Miller said, “we determined it was in Delphi’s best interest to address the U.S. cost-structure issues through the chapter 11 process now while our liquidity position is strong. We will be making a further proposal this month to each of our unions to transform our labor agreements to a competitive labor cost structure and to address non-profitable and non-strategic U.S. operations. In addition, we expect to address pension plans and health and retiree benefits to align them with competitive benchmarks in the industry and our transformation plan.”
     Delphi noted that its non-U.S. subsidiaries are generally competitive, cash flow positive and experiencing high growth opportunities. “One of our primary goals is to preserve and continue the strategic growth in non-U.S. operations while we address our U.S. cost structure issues through the chapter 11 process,” said Miller.
     Delphi filed more than 40 “first-day” motions along with its voluntary petitions covering Delphi’s employees and business operations, post-petition DIP financing, continuing supplier relations, customer practices, certain executory contracts, taxes and related matters, utilities, retention of professionals and case administration matters. The company said it expects that the Bankruptcy Court will hold hearings on the first-day motions following the Columbus Day holiday observed in the U.S. and, in the interim, will approve bridge orders granting interim relief with respect to employees and business operations, continuing vendor relations and customer practices pending the Court’s consideration of first-day hearings. Delphi will issue a further press release this weekend regarding the Bankruptcy Court’s consideration of Delphi’s request for the entry of interim bridge orders and providing further information about its chapter 11 reorganization cases including the date, time and location of the hearing on Delphi’s first day motions.
     Among other matters, the relief anticipated from the Bankruptcy Court this weekend and at the first day hearings next week would permit the company to continue to pay wages, salaries and current benefits of U.S. hourly and salaried employees and certain retiree benefits without disruption and in the same manner as before the filing. Similar relief for employees in Delphi’s subsidiaries outside the U.S. is not required because they will continue to be paid in the ordinary course of business without court supervision.
     “The Board of Directors, the senior management team and I greatly appreciate the loyalty and support of our employees,” said Miller. “Their dedication and hard work are critical to our success and integral to the future of Delphi.”
     Delphi also noted that the execution of its transformation plan through the chapter 11 process may give rise to the incurrence of additional prepetition claims as collective bargaining agreements, executory contracts, retiree health benefits and pension plans, and other liabilities of the company are addressed and resolved to maximize stakeholder value going forward. There is no assurance as to what values, if any, will be ascribed in the chapter 11 cases as to the value of Delphi’s existing common stock and/or any other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these securities as the value and prospects are highly speculative.

     More information on Delphi’s U.S. restructuring, including access to Court documents and other general information about the chapter 11 cases, is available at www.delphidocket.com. Delphi has also set up two separate toll-free information lines: one for specific supplier inquiries, 866-688-8679 or 248-813-2601, and another for employees, customers, shareholders and other interested parties, 866-688-8740 or 248-813-2602.
     For more information about Delphi and its operating subsidiaries, visit Delphi’s Media Room at www.delphi.com/media/.
This press release as well as other statements made by Delphi may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company’s SEC reports, including, but not limited to the quarterly report on Form 10-Q for the quarter ended June 30, 2005. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.
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